APPLICATION FOR CERTIFICATE OF REGISTRATION
                                       AND
                             ARTICLES OF CONTINUANCE

                                                            Filed  Jul  14,  99
                                                                         347271
                                                  Wyoming  Secretary  of  State

     Pursuant to Wyo. Stat. 17-16-1710 of the Wyoming Business Corporation Act, the undersigned hereby applies for a Certificate of Registration, and for that purpose hereby submits the following Articles of Continuance:

1. The name of the corporation is PREDATOR VENTURES LTD. (the "Corporation") and it is incorporated under the laws of British Columbia, Canada. Upon continuance into the state of Wyoming, the name of the corporation shall be PREDATOR VENTURES LTD.

2. The Corporation's date of incorporation is June 24, 1986. The period of duration of the Corporation is perpetual. Certified copies of the Articles of Incorporation and all amendments thereto are attached hereto as Attachment A.

3. The address of the principal office of the Corporation and the mailing address where correspondence and annual reports can be sent is:

     Suite  2200  -  885  West  Georgia  Street
     Vancouver,  British  Columbia
     V6C  3E8
     Attention:  Gregg  Sedun

4. The physical address of the proposed registered office in Wyoming and the name of its registered agent at that address is:

     Rick  A.  Thompson
     Hathaway,  Speight  &  Kunz,  LLC
     P.O.  Box  1208
     2515  Warren  Avenue,  Suite  500
     Cheyenne,  Wyoming  82003-1208

5. The purpose or purposes which the Corporation proposes to pursue in the transaction of business in the State of Wyoming may include any lawful business which corporations existing under the Wyoming Business Corporation Act may engage in, other than banking or insurance.

6. The names and respective business addresses of the directors and officers of the Corporation are:

Office                         Name                    Address
------                         ----                    -------

Director                  David  E.  De  Witt     4718  West  6th  Avenue
                                                  Vancouver, British Columbia
                                                  V6T  1C5

Director  and  President  Gregg  J.  Sedun        6015  Alma  Street
                                                  Vancouver, British Columbia
                                                  V6N  1Y3

Director                  Alan  F.  Matthews     13610 North Scottsdale Road
                                                 #10, 169 Scottsdale, Arizona
                                                 USA  85711

Secretary                 Judith  Vanderzwart    3220  Grant  Street
                                                 Vancouver, British Columbia
                                                 V5K  3J2

7. The aggregate number of shares or other ownership units which the Corporation has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

     Number  of  Shares     Class     Series     Par  Value  Per  Share
     ------------------     -----     ------     ----------------------
     100,000,000            Common     N/A       No  par  value.

8. The aggregate number of issued shares or other ownership units, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

     Number  of  Shares     Class     Series     Par  Value  Per  Share
     ------------------     -----     ------     ----------------------
     15,918,107             Common      N/A        No  par  value.

9. The Corporation accepts the Constitution of the State of Wyoming in compliance with the requirements of Article 10, Section 5 of the Wyoming Constitution.

Dated  this  22nd  day  of  June,  1999.

PREDATOR  VENTURES  LTD.          (STATE  OF  WYOMING  STAMP
                                  July  14,  1999)
By:  /s/  Gregg  Sedun
President  and  Director

PROVINCE  OF  BRITISH  COLUMBIA

CITY  OF  VANCOUVER

     I,              , Notary Public, do hereby certify that on this 22nd day of
June, 1999, before me personally appeared Gregg Sedun, who, being first duly sworn, declared that he signed the foregoing document as a Director and President of the corporation, and that the statements therein are true.
     In witness whereof, I have hereunto set my hand and seal this 22nd day of June, 1999.

               (signed)
               Notary  Public